                                                                    EXHIBIT 12.2

                         AEROSOL SERVICES COMPANY, INC.
                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)

                                                                               ASC
                                                                     ------------------------
                                                                        FISCAL YEAR ENDED
                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                       1997         1998
                                                                     ---------  -------------
                                                                      (DOLLARS IN THOUSANDS)

Income before taxes................................................  $     322    $      (5)
Fixed charges reflected in income (loss) before taxes
  Interest expense.................................................      2,946        2,662
  One third of rental expenses.....................................        336          339
                                                                     ---------       ------
Total fixed charges................................................  $   3,282    $   3,001
                                                                     ---------       ------
                                                                     ---------       ------
Income (loss) before taxes plus fixed charges above................  $   3,604    $   2,996
Fixed charge ratio.................................................       1.10x        1.00x

                          PIEDMONT LABORATORIES, INC.
                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)

                                                                                  PIEDMONT
                                                        ------------------------------------------------------------
                                                          3 MONTHS ENDED      FISCAL YEAR ENDED   FISCAL YEAR ENDED
                                                         DECEMBER 31, 1996    DECEMBER 31, 1997   DECEMBER 31, 1998
                                                        -------------------  -------------------  ------------------
                                                                           (DOLLARS IN THOUSANDS)

Income (loss) before taxes............................       $    (146)           $    (210)          $   (1,881)
Fixed charges reflected in income (loss) before taxes
  Interest expense....................................             204                1,275                2,215
  One third of rental expenses........................              42                  125                  247
                                                                ------               ------              -------
Total fixed charges...................................       $     246            $   1,400           $    2,462
                                                                ------               ------              -------
                                                                ------               ------              -------
Income (loss) before taxes plus fixed charges above...       $     100            $   1,190           $      581
Fixed charge ratio....................................            0.41x                0.85x                 .24x
  Fixed charge deficiency.............................             146            $     210           $    1,881

                           KOLMAR LABORATORIES, INC.
                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)

                                                                                                       KOLMAR
                                                                                                    -------------
                                                                                                     FISCAL YEAR
                                                                                                        ENDED
                                                                                                    DECEMBER 31,
                                                                                                    -------------
                                                                                                        1998
                                                                                                    -------------
                                                                                                     (DOLLARS IN
                                                                                                     THOUSANDS)

Income before taxes...............................................................................    $   1,975
Fixed charges reflected in income before taxes
  Interest expense................................................................................          764
  One third of rental expenses....................................................................          190
                                                                                                         ------
Total fixed charges...............................................................................    $     954
                                                                                                         ------
                                                                                                         ------
Income (loss) before taxes plus fixed charges above...............................................    $   2,929
Fixed charge ratio................................................................................         3.07x